UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 28, 2012

MainSource Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	0-12422 (Commission File Number)	35-1562245 (IRS Employer Identification No.)

2105 N. State Road 3 Bypass

 Greensburg, Indiana 47240

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (812) 663-6734

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 28, 2012, MainSource Financial Group, Inc. (the “Company”) and MainSource Bank entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P., as representatives of the several underwriters listed on Schedule A thereto (collectively, the “Underwriters”) and the United States Department of the Treasury (the “Selling Shareholder”), relating to the Selling Shareholder’s offer and sale of 57,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value per share, of the Company (the “Preferred Stock”).  Under the terms of the Underwriting Agreement, the Underwriters agreed to purchase the Preferred Stock from the Selling Shareholder at a price of $917.1433 per share, and to sell the Preferred Stock to the public through a modified dutch auction at an initial public offering price of $931.11 per share. The Company will not receive any of the proceeds from the offering. The offering is expected to close on or about April 3, 2012. The Underwriting Agreement contains customary representations, warranties and covenants by the Company. It also provides for customary conditions to closing, indemnification rights, other obligations of the parties and termination provisions.

The offering has been made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-157441) dated December 16, 2009, and a prospectus supplement thereto.

The foregoing summary of the terms of the Underwriting Agreement is only a brief description of certain terms therein, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by such document, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

1.1                               Underwriting Agreement dated March 28, 2012, by and among MainSource Financial Group, Inc., MainSource Bank, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P., as representatives of the several underwriters listed on Schedule A thereto, and the United States Department of the Treasury.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 2, 2012

MAINSOURCE FINANCIAL GROUP, INC.

By:	/s/ Archie M. Brown, Jr.
Archie M. Brown, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1

Underwriting Agreement dated March 28, 2012, by and among MainSource Financial Group, Inc., MainSource Bank, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P., as representatives of the several underwriters listed on Schedule A thereto, and the United States Department of the Treasury.